CONSENT OF SF PARTNERSHIP, LLP CHARTERED ACCOUNTANTS

The undersigned, SF Partnership LLP, hereby consents to the use of our name and the use of our opinion dated June 22, 2007 on the financial statements of Silver Dragon Resources Inc., and Subsidiaries as at December 31, 2006 and 2005 included in the registration statement being filed with the Securities and Exchange Commission by Silver Dragon Resources Inc., and Subsidiaries on Form SB-2/A dated August 15 , 2007.

/s/ SF Partnership, LLP
Toronto, Canada
August 15, 2007	CHARTERED ACCOUNTANTS